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                                                                    EXHIBIT 10.1
                            CONSULTING AND ADVISORY                     11/11/98

                        SERVICES COMPENSATION AGREEMENT

      THIS CONSULTING AND ADVISORY SERVICES COMPENSATION AGREEMENT ("AGREEMENT") by and between S.I. Diamond Technology, Inc., a Texas corporation ("SID"), and C & A Services, L.L.C., a Texas limited liability company ("C & A"), is executed this 11th day of November 1998.

                              W I T N E S S E T H

      WHEREAS, SID is engaged in the business, directly, or through SID subsidiaries and affiliates, of development, production, installation, operation, ownership, sale and/or lease of electronic display devices for display of advertising on such as electronic billboards, signs, marquees and other devices for installation in, or on, the facilities of third-parties ("SYSTEMS");

      WHEREAS, SID desires to develop the market for the Products in, or on, the facilities of businesses ("CUSTOMERS");

      WHEREAS, C & A has experience and relationships with Customers and has assisted SID in beginning a program for, and an organized effort to develop, a market for the Systems among Customers, and C & A has agreed to continue to consult with and assist SID in regard to the Systems and Customers;

      WHEREAS, at the request and direction of SID, C & A has been instrumental in assisting Electronic Billboard Technology, Inc., a Delaware corporation ("EBT"), a wholly owned subsidiary of SID, in entering into that certain Marketing Agent Agreement, dated November 11,




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1998, between EBT and Vision Mark, L.L.C., a Texas limited liability company
("VISION"), relating to the marketing of the Systems by Vision to certain Customers ("EBT AGREEMENT");

      WHEREAS, SID has requested that C & A continue to consult with, and advise, SID with respect to Customers and marketing of the Systems and C & A has agreed to continue to consult with and advise SID with respect to Customers and marketing of the Systems (collectively "SERVICES");

      WHEREAS, incident to the Services, SID has requested a Manager of C & A, Billy Jeff Clement, a resident of Dallas, Dallas County, Texas ("CLEMENT"), to serve on the Board of Directors of SID;

      WHEREAS, SID now has 120,000,000 shares of authorized $.001 par value voting common capital stock ("COMMON STOCK"), of which 44,000,000 shares of such Common Stock are now authorized, issued and outstanding;

      WHEREAS, SID has offered to compensate C & A for the Services with certain shares of Common Stock currently, and warrants to acquire certain additional shares of Common Stock in the future, and C & A has agreed to accept such compensation (collectively "COMPENSATION SHARES"); and,

      WHEREAS, SID and C & A have agreed to enter into this Agreement for the purpose of setting forth the terms and conditions of their agreement with respect to the Systems, Customers, Services and Compensation Shares.

      NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which SID and C & A do hereby acknowledge and confess, SID and C & A do hereby covenant and agree as follows:


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                                      1.

                                  Definitions

      1.1 For purposes of this Agreement, the following terms shall have the defined meanings given those terms in the EBT Agreement and such terms definitions are, for simplicity and convenience, incorporated herein by reference for all purposes:

      (a) Advertising            (d) Operating Systems
      (b) Distribution Revenue   (e) Protected Customers
      (c) Distribution Schedule  (f) Revenue

Defined terms in this Agreement, other than those defined in the EBT Agreement listed above, shall have the meaning given such terms in this Agreement.

                                      2.

                             Appointment of C & A

      2.1 Subject to the terms and conditions of this Agreement, SID hereby appoints C & A as non-exclusive consultant to SID for marketing and promotion of the Systems to Customers and C & A hereby accepts such appointment.

      2.2 For purposes of this Agreement, a Customer shall be deemed to include all divisions, subsidiaries and controlled affiliates of a Customer. For purposes of this Agreement, Customers shall be businesses selling at retail, wholesale or discount, whether multi-location or single location, and facilities which contain such businesses.


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                                      3.

                               Services of C & A

      3.1 C & A shall use C & A's best efforts to reasonably provide the Services to SID from time to time at SID's request, subject to a reasonable scheduling balance and coordination with SID.

      3.2 C & A shall pay C & A's expenses in the performance of this Agreement.

                                      4.

                              Compensation Shares

      4.1 Subject to the limitation contained in Paragraph 4.2, the Compensation Shares shall be acquired, and available for acquisition, by C & A as follows:

            (a) Concurrently with, and at such time as, EBT shall first enter into a letter of intent with any one or more Protected Customers for, in the aggregate, installation of the first Operating System, SID shall immediately issue to C & A 300,000 of the Compensation Shares, and SID shall issue and deliver to C & A three (3) certificates for such Compensation Shares, each registered in the name of C & A, and each for 100,000 of the Compensation Shares;

            (b) In addition, concurrently with, and at such time as, EBT shall have received Protected Customer Distribution Revenue equal, in the aggregate, to Ten Million and No/100 Dollars ($10,000,000.00), and as each successive and cumulative such increment of Protected Customer Distribution Revenue shall be received by EBT, C & A shall have the right, exercisable at will by C & A, to purchase from SID, successively, for each such Ten Million and No/100 Dollars ($10,000,000.00) increment of Protected customer


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      Distribution Revenue, 250,000 additional Compensation Shares at a purchase price per share equal to one-half (1/2) of the average closing public market price of the publicly traded Common Stock on the five (5) business days next preceding the first day each such Ten Million and No/100 Dollars ($10,000,000.00) in Protected Customer Distribution Revenue, in the aggregate, is received by EBT and, concurrently with execution of this Agreement, SID shall complete, execute, issue and deliver to C & A, in evidence of such right, the warrant form attached hereto as Exhibit A ("WARRANT FORM"), for such additional Compensation Shares containing the aforesaid conditions precedent to exercise by C & A;

            (c) In addition, annually, and within sixty (60) days following each annual anniversary of the EBT Agreement, C & A and SID shall jointly determine the sources of the components of the aggregate revenue (including, but not limited to, revenue from the sale of product, services, licensing fees, royalties and similar items in the ordinary course of business, but excluding all extraordinary non-reoccurring items such as the sale of a division, subsidiary, financing or similar such events) realized by SID for such annual period ("SID REVENUE"), and the percentage of such aggregate SID Revenue that was Protected Customer Distribution Revenue and if the Protected Customer Distribution Revenue was at least equal to Ten Million and No/100 Dollars ($10,000,000.00) for such annual period, C & A shall have the additional right thereafter, exercisable at will by C & A, to purchase from SID up to 200,000 additional Compensation Shares with respect to each such annual determination, and, concurrently with execution of this Agreement, SID shall complete, execute, issue and deliver to C & A, in evidence of such right, a


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      Warrant Form for such additional Compensation Shares, containing the following conditions precedent to exercise by C & A:

            (i) If the EBT Protected Customer Distribution Revenue percentage for such annual period was equal to, but not less than, twenty-five percent (25%), of aggregate SID Revenue for such annual period, C & A may, from time to time, and at anytime thereafter purchase all, or any part of, 100,000 of such additional Compensation Shares at a purchase price per share equal to seventy-five percent (75%) of the average closing public market price of the publicly traded Common Stock on the five (5) business days next preceding the last business day of such annual period; and, in addition,

            (ii) If the EBT Protected Customer Distribution Revenue percentage for such annual period was equal to, but not less than, twenty-five percent (25%), of aggregate SID Revenue for such annual period, for each additional one percent (1%) above twenty-five percent (25%) that the EBT Protected Customer Distribution Revenue contributed to aggregate SID Revenue for such annual period, C & A may, from time to time, or at anytime thereafter, purchase all, or any part of, up to, but not in excess of, 100,000 of such additional Compensation Shares in incremental amounts of 4,000 Compensation Shares each for each such additional one percent (1%) of EBT Protected Customer Distribution Revenue, at


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            a purchase price per share equal to the average closing public market price of the publicly traded Common Stock on the five (5) business days next preceding the last business day of such annual period, less a percentage thereof equal to the sum of twenty-five percent (25%), plus an additional one percent (1%) for each additional one percent (1%) above twenty-five percent (25%) (not to exceed, in the aggregate, fifty percent [50%]) that the EBT Protected Customer Distribution Revenue contributed to aggregate SID Revenue for such annual period;

            (d) In addition, C & A shall have the right, with the receipt by EBT of the first One Hundred Million and No/100 Dollars ($100,000,000.00) of Protected Customer Distribution Revenue and with the receipt by EBT of the second One Hundred Million and No/100 Dollars ($100,000,000.00) of Protected Customer Distribution Revenue, exercisable at will by C & A, to purchase from SID, in each instance, an additional 2,300,000 Compensation Shares, but not more than 4,600,000 Compensation Shares, in the aggregate, at a purchase price per share equal to fifty percent (50%) of the average closing public market price of the publicly traded Common Stock on the five (5) business days next preceding the first day each such One Hundred Million and No/100 Dollars ($100,000,000.00) of Protected Customer Distribution Revenue is received by EBT and, concurrently with execution of this Agreement, SID shall complete, execute, issue and deliver to C & A in evidence of such right a Warrant Form, for such additional


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      Compensation Shares, each of which shall contain the aforesaid conditions precedent to exercise by C & A.


      4.2 Notwithstanding anything contained in this Agreement to the contrary, the Compensation Shares which C & A shall acquire, and have the right to acquire, in the aggregate, pursuant to the provisions of Paragraph 4.1 of this Agreement, shall be limited in number, in the aggregate, to 10,000,000 Compensation Shares, subject to adjustment, however, as provided in this Agreement, and the Warrant Forms shall contain such aggregate Compensation Share limitation.

                                      5.

                                     Term

      5.1 The term of this Agreement ("TERM"), shall commence upon execution of this Agreement by SID and C & A, and shall continue thereafter until the earlier to occur of twenty (20) years thereafter or, after the initial two (2) years of the Term, if no Operating System shall be operating on, or in, a Customer facility.

      5.2 In the event of the termination of the EBT Agreement, this Agreement, and the rights and interests of C & A under the terms of this Agreement shall also terminate, unless the termination of the EBT Agreement occurs under the circumstances described in Section 6.3 of the EBT Agreement, in which event, this Agreement and the rights and interests of C & A under the terms of this Agreement shall survive and continue in full force and effect.


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                                      6.

                               Status of Parties

      6.1 The parties to this Agreement are, and shall remain, independent contractors, and nothing herein shall be construed to create a partnership, or joint venture, between the parties. Each of the parties shall be responsible for the wages, hours, and conditions of employment of such party's personnel during the Term of, and under, this Agreement.

      6.2 Each of the parties shall perform and comply with all applicable laws, regulations and agreements which govern, regulate or affect the ability of such party to perform and comply with the terms and conditions of this Agreement.
      6.3 For purposes of this Agreement, each of the parties shall be deemed to mean and include the party and all of its, and their, divisions and subsidiaries.
                                      7.

                              Special Conditions

      7.1 At the request of C & A, SID will cause Billy Jeff Clement ("CLEMENT"), to be elected by the current SID Board of Directors (the "BOARD") to serve on the SID Board until the next annual meeting of the SID shareholders. SID shall increase the size of the Board as necessary to accommodate the addition of Clement. SID shall then cause Clement to be nominated for a full term on the Board at the next annual meeting of SID shareholders. SID shall continue to nominate Clement at the expiration of each term to which he is elected provided this Agreement remains in effect. Furthermore, as the sole shareholder of EBT, SID shall elect Clement to serve on the EBT Board of Directors and shall continue to so elect Clement for as long as this Agreement remains in effect.


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      7.2 Notwithstanding execution of this Agreement by the parties, this
Agreement shall not become effective unless and until approved by the Board of Directors of SID, and SID shall obtain such approval not less than fourteen (14) business days execution by SID and EBT.

                                      8.
                   Covenants, Representations and Warranties

      8.1 Each party represents and warrants to the other party as follows:

      (a) Such party has the requisite approvals, power and authority to enter into, and perform and comply with, the terms and conditions of this Agreement;

      (b) Such party's performance and compliance with the terms and conditions of this Agreement will not result in the violation or breach by such party of any agreement to which such party is a party;

      (c) Such party is validly organized and in good standing in such party's state of incorporation or organization and duly qualified to transact business in each jurisdiction in which the conduct of such party's business requires such qualification; and,

      (d) Subject to the provisions of Paragraph 7.2 of this Agreement, such party has obtained all necessary consents, approvals and authority to enter into, perform and comply with the terms and conditions of this Agreement.

      8.2 SID covenants and agrees that all Compensation Shares acquired by C & A incident to this Agreement shall, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; and, without limiting the generality of the foregoing, SID covenants and agrees that SID will, from time to time, take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to,


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or less than, the then effective purchase price per share of the Compensation
Shares. SID further covenants and agrees that during the period within which the Compensation Shares may be acquired by C & A, SID shall at all times have authorized but unissued Common Stock in a sufficient number of shares to provide the Compensation Shares to C & A.

                                      9.

                                 Miscellaneous

      9.1 Notice. For purposes of all notices required or permitted by this Agreement, such notices shall be given as follows:

      (a) All notices, requests, consents and other communications hereunder to a party shall be in writing and shall be personally delivered, or sent by registered or certified mail, return receipt requested, postage prepaid, with a copy by telefax, addressed to the person, or persons, to whom such notice is to be given as follows

            (i)   if to SID, such notice shall be given at:
                        Suite 107
                        3006 Longhorn Boulevard
                        Austin, Texas 78758
                        Telephone:  (512) 339-5020
                        Fax:        (512) 339-5021

            (ii) if to C & A, such notice shall be given at:

                        1904 South Akard
                        Dallas, Texas 75215
                        Telephone:  (214) 428-0132
                        Fax:        (214) 428-1851

      (b) All notices, requests, consents and other communications hereunder shall be deemed given upon the earlier to occur of (i) physical receipt by the party to whom such notice is directed,


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or (ii) two (2) business days after deposit in the mail. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

      9.2 Choice of Law. This Agreement shall be deemed to be made in the state of Texas and, in all respects, shall be interpreted, construed, and governed by, and in accordance with, the laws of the state of Texas. Venue for any action arising hereunder shall be exclusively in a court of competent jurisdiction, whether state or federal in Austin, Travis County, Texas.

      9.3 Waiver of Rights. The waiver by any party of any term or provision of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional rights such party may hold under this Agreement.

      9.4 No Assignment; Enforceability. This Agreement, with respect to the Services, shall not be assignable by any party without the prior written consent of the other party. Any attempt to assign, transfer, or subcontract any of the rights, duties or obligations of a party under this Agreement with respect to the Services without such consent shall be void. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      9.5 Complete Agreement. This Agreement, the Exhibits hereto and the Warrant Forms set forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof, and merge all prior discussions between them, and none of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to said subject matter other than as expressly provided herein, or in any prior existing written agreement between the parties, or as duly set forth on, or subsequent to, the effective date hereof in writing


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and signed by a proper and duly authorized representative of the party to be bound thereby. No provision appearing on any form originated by a party shall be applicable unless such provision is accepted in writing by the other party. This Agreement may not be modified or altered except by a written instrument duly executed by the parties hereto.

      9.6 Binding Agreement. Subject to the transfer restrictions set forth herein, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

      9.7 Headings. The clause headings appearing in this Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and shall not be deemed to define, limit or extend the scope or intent of the clauses to which they appertain.

      9.8 Confidentiality. The terms and conditions of this Agreement are confidential and not subject to third-party disclosure by SID or C & A, except as required by law, or for regulatory compliance, of either SID or C & A.

      9.9 Warrant Subscription Agreement. Concurrently with execution of this Agreement, C & A shall execute and deliver to SID the form of Warrant Subscription Agreement attached hereto as Exhibit B.



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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as set forth below.
                                    C & A:

                                    C & A SERVICES, L.L.C.


                                    By: /s/ Gerry R. Hurst
                                        --------------------------
                                    Name: Gerry R. Hurst
                                          ------------------------
                                    Title: Manager
                                           -----------------------
                                    Date: November 11, 1998

                                    SID:

                                    S.I. DIAMOND TECHNOLOGY, INC.

                                    By: /s/ Marc W. Eller
                                        --------------------------
                                    Name: Marc W. Eller
                                          ------------------------
                                    Title: Chief Executive Officer
                                           -----------------------
                                    Date: November 11, 1998




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